                               NATIONS FUNDS TRUST

                         SHAREHOLDER SERVICING PLAN FOR
                                INVESTOR B SHARES
                                INVESTOR C SHARES
                               DAILY CLASS SHARES
                             LIQUIDITY CLASS SHARES
                               MARKET CLASS SHARES
                              INVESTOR CLASS SHARES
                              SERVICE CLASS SHARES
                              ADVISER CLASS SHARES
                                 MARSICO SHARES
                       MONEY MARKET FUND INVESTOR A SHARES

         This Shareholder Servicing Plan (the "Plan") relating to the classes of shares listed on Exhibit I hereto (collectively, the "Shares") of the legal entity listed on Exhibit I (the "Trust"), on behalf of each series thereof listed on Exhibit I (each a "Fund"), has been adopted by the trustees of the Trust (the "Trustees").

         Section 1. The Trust, on behalf of the Fund, will pay to the Distributor (as defined below) and such persons as may from time to time be engaged and appointed by the Trust or the Distributor to act as a shareholder servicing agent with respect to its Shares, a fee (the "Service Fee") as compensation for the provision of personal services provided to investors in the Shares and/or the maintenance of shareholder accounts, at an annual rate not to exceed 0.25% of the Shares' average daily net assets. Subject to such limit and subject to the provisions of Section 6 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees and (b) the Disinterested Trustees (as defined below). The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. All payments under this Service Plan are intended to qualify as "service fees" as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time.

         Section 2. The Service Fee may be used by the Distributor, or any other recipient, for any purpose, including but not limited to (i) payment of expenses (including overhead expenses) of the Distributor or such other recipient for providing personal services to investors in the Fund and/or in connection with the maintenance of shareholder accounts, or(ii) payments made (or directed to be made) by the Distributor to any securities dealer or other organization (including, but not limited to, any affiliate of the Distributor) with which the Distributor has entered into a written agreement for this purpose, for providing personal services to investors in the Fund and/or the maintenance of shareholder accounts. The Service Fee may be in excess of the cost incurred by the Distributor or any other recipient in connection with the provision of personal services to investors in the Shares and/or the maintenance of shareholder accounts.

         Section 3. Any officer designated by the Trust is authorized to execute and deliver, in the name of and on behalf of the Trust, a written agreement with the Distributor and one or more shareholder servicing agents in such a form as may be approved by the Board of Trustees from time to time and on such additional forms of agreement as such officer deems appropriate, provided that the officer determines that the Trust's responsibility or liability to any person under, or on account of any acts or statements of any such shareholder servicing agent under, any such shareholder servicing agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that such officer determines that the overall terms of any such shareholder servicing agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In addition, the Trust may, pursuant to an agreement with the Distributor, authorize the Distributor to enter into agreements on behalf of the Trust with one or more shareholder servicing agents in such a form as may be approved by the Board of Trustees from time to time and on such additional forms of agreement as the Distributor deems appropriate, provided that the Distributor determines that the Trust's responsibility or liability to any person under, or on account of any acts or statements of any such shareholder servicing agent under, any such shareholder servicing agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such shareholder servicing agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.

         Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 5. This Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940, as amended (the "Act"), or the rules and regulations thereunder) of both the Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

         Section 6. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 1 hereof without approval by a vote of at least a majority of the outstanding Shares, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 5.

         Section 7. This Plan is terminable at any time with respect to any Fund by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding Shares of the Fund.

         Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

                  A. That such agreement may be terminated with respect to any class of Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the

         Disinterested Trustees or by vote of a majority of the outstanding Shares of the Fund, on not more than 60 days' written notice to any other party to the agreement; and

                  B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. The Trust will preserve copies of this Plan, Agreements, and any written reports regarding this Plan presented to the Board of Trustees for a period of not less than six years.

         Section 10. As used in this Plan, (a) the term "Disinterested Trustees" shall mean those Trustees who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term "majority of the outstanding Shares of the Fund" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission, and (c) the term "Distributor" shall mean Columbia Funds Distributor, Inc. or such other person(s) as may from time to time be appointed to serve as a principal underwriter of a Fund pursuant to Section 15(b) of the 1940 Act.

         Section 11. This Plan is adopted by the Trustees as Trustees of the Trust, and not individually, and the obligations of the Trust hereunder are not those of the Trustees, officers, representatives or agents of the Trust individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the assets of the Trust, and all persons dealing with a Trust or Fund must look solely to the Trust property belonging to such Fund for the enforcement of any claims against the Trust.

                                    EXHIBIT I
                               NATIONS FUNDS TRUST


NON-MONEY MARKET FUNDS                                             INVESTOR B          INVESTOR C
                                                                     SHARES              SHARES

Nations Asset Allocation Fund                                         0.25%               0.25%
Nations Bond Fund                                                     0.25%               0.25%
Nations California Intermediate Municipal Bond Fund                   0.25%               0.25%
Nations California Municipal Bond Fund                                0.25%               0.25%
Nations Convertible Securities Fund                                   0.25%               0.25%
Nations Florida Intermediate Municipal Bond Fund                      0.25%               0.25%
Nations Florida Municipal Bond Fund                                   0.25%               0.25%
Nations Georgia Intermediate Municipal Bond Fund                      0.25%               0.25%
Nations Global Value Fund                                             0.25%               0.25%
Nations Government Securities Fund                                    0.25%               0.25%
Nations High Yield Bond Fund                                          0.25%               0.25%
Nations Intermediate Bond Fund                                        0.25%               0.25%
Nations Intermediate Municipal Bond Fund                              0.25%               0.25%
Nations International Equity Fund                                     0.25%               0.25%
Nations International Value Fund                                      0.25%               0.25%
Nations Kansas Municipal Income Fund                                  0.25%               0.25%
Nations LargeCap Value Fund                                           0.25%               0.25%
Nations LifeGoal Balanced Growth Portfolio                            0.25%               0.25%
Nations LifeGoal Growth Portfolio                                     0.25%               0.25%
Nations LifeGoal Income and Growth Portfolio                          0.25%               0.25%
Nations LifeGoal Income Portfolio                                     0.25%               0.25%
Nations Marsico Focused Equities Fund                                 0.25%               0.25%
Nations Marsico Growth Fund                                           0.25%               0.25%
Nations Marsico International Opportunities Fund                      0.25%               0.25%
Nations Marsico MidCap Growth Fund                                    0.25%               0.25%
Nations Marsico 21st Century Fund                                     0.25%               0.25%
Nations Maryland Intermediate Municipal Bond Fund                     0.25%               0.25%
Nations MidCap Value Fund                                             0.25%               0.25%
Nations Municipal Income Fund                                         0.25%               0.25%
Nations North Carolina Intermediate Municipal Bond Fund               0.25%               0.25%
Nations Short-Intermediate Government Fund                            0.25%               0.25%
Nations Short-Term Income Fund                                        0.25%               0.25%
Nations Short-Term Municipal Income Fund                              0.25%               0.25%
Nations Small Company Fund                                            0.25%               0.25%
Nations SmallCap Value Fund                                           0.25%               0.25%
Nations South Carolina Intermediate Municipal Bond Fund               0.25%               0.25%
Nations Strategic Growth Fund                                         0.25%               0.25%
Nations Strategic Income Fund                                         0.25%               0.25%
Nations Tennessee Intermediate Municipal Bond Fund                    0.25%               0.25%
Nations Texas Intermediate Municipal Bond Fund                        0.25%               0.25%
Nations Value Fund                                                    0.25%               0.25%
Nations Virginia Intermediate Municipal Bond Fund                     0.25%               0.25%

MONEY MARKET FUNDS                                                            SHARES
-----------------------------------------------------------------------------------------------------------------------------------
                      INVESTOR A  INVESTOR B  INVESTOR C   DAILY     LIQUIDITY    MARKET    INVESTOR    SERVICE    ADVISER  MARSICO
                      ----------  ----------  ----------   -----     ---------    ------    --------    -------    -------  -------
Nations California       N/A        0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Tax-Exempt Reserves

Nations                 0.25%       0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%    0.25%
Cash Reserves

Nations Government      0.25%       0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Reserves

Nations Money            N/A        0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Market Reserves

Nations Municipal        N/A        0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Reserves

Nations New York         N/A        0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Tax-Exempt Reserves

Nations Tax-Exempt      0.25%       0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Reserves

Nations Treasury        0.25%       0.25%       0.25%      0.25%       0.25%      0.25%       0.25%      0.25%      0.25%     N/A
Reserves



Approved:  [MAY 5, 2005]